Exhibit 99.1

Contacts:
Michael J. Shea	Jim Buckley
Chief Financial Officer	Executive Vice President
Mac-Gray Corporation	Sharon Merrill Associates, Inc.
617-492-4040 ext. 310	617-542-5300
Email: mshea@macgray.com	Email: jbuckley@investorrelations.com

Mac-Gray Chairman Establishes 10b5-1 Trading Plan

CAMBRIDGE, MA, November 28, 2005 — Mac-Gray Corporation (NYSE: TUC) today announced that Chairman and Chief Executive Officer Stewart G. MacDonald, Jr., has adopted a pre-arranged trading plan to sell company shares.  This trading plan has been developed in accordance with the guidelines specified under Rule 10b5-1 of the Securities and Exchange Act of 1934.

The plan has been established as part of Mr. MacDonald’s long-term strategy for asset diversification and financial, estate and tax planning activities.  The plan provides that up to 120,000 shares of Mac-Gray common stock (representing less than 7% of the shares beneficially owned by Mr. MacDonald) may be sold beginning in December 2005 and ending December 29, 2006, unless the plan is terminated earlier under certain circumstances.

A 10b5-1 plan allows officers and directors to plan securities transactions in advance when they are not aware of material nonpublic information or subject to a company-imposed blackout period, and then carry out those pre-planned transactions at a later time, even if they later become aware of material nonpublic information and/or become subject to a company-imposed blackout period.  A 10b5-1 plan must either specify (including by formula) the amount, pricing and timing of transactions in advance or delegate discretion on those matters to an independent third party.  During the term of the plan, the officer or director may not exercise any influence over the amount of securities to be traded, the price at which they are to be traded or the date of the trade.  As transactions are executed in the future under the plan, they will be disclosed in accordance with applicable U.S. federal securities laws.  Except as may be required by law or as Mac-Gray may elect to disclose by policy, Mac-Gray does not undertake to report future 10b5-1 plans established by officers or directors of Mac-Gray nor to report modifications or terminations of, or transactions or other activities under, any 10b5-1 plan.

About Mac-Gray Corporation

Founded in 1927, Mac-Gray derives its revenue principally through the contracting of card- and coin-operated laundry facilities in multiple housing facilities such as apartment buildings, college and university residence halls, condominiums and public housing complexes.  Mac-Gray contracts its laundry rooms under long-term leases.  These leases typically grant Mac-Gray exclusive contract rights to laundry rooms on the lessor’s premises for a fixed term, which is generally seven to 10 years, in exchange for a negotiated portion of the revenue collected.

Mac-Gray serves approximately 63,000 multi-housing laundry rooms located in 40 states and the District of Columbia.

Mac-Gray also sells, services and leases commercial laundry equipment to commercial laundromats and institutions through its product sales division.  This division also includes the Company’s MicroFridge® business, where Mac-Gray sells its proprietary MicroFridge® line of products, which are combination refrigerators/freezers/microwave ovens utilizing patented Safe Plug™ circuitry.  The products are marketed throughout the United States to colleges, the federal government for military housing, hotels and motels, and assisted living facilities.  MicroFridge® also has entered into agreements with Maytag Corporation to market Maytag’s Magic Chef®, Amana® and Maytag® lines of home appliances under its MaytagDirect™ program throughout the United States.  MicroFridge® and Maytag® products bear the ENERGY STAR® designation.  To learn more about Mac-Gray, visit the Company’s website at www.macgray.com.

Intelligent Laundry Solutions™, Intelligent Laundry Systems™, LaundryView™, PrecisionWash™ and MaytagDirect™ are trademarks of Mac-Gray Corporation.  MicroFridge® is a registered trademark of Mac-Gray Corporation.  All other product names, service marks and trademarks mentioned herein are trademarks of their respective owners.

Safe Harbor Statement

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the adoption of a 10b5-1 plan by the Company’s chairman and chief executive officer.  The Company intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements.  Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other reports subsequently filed with the Securities and Exchange Commission.